As filed with the Securities and Exchange Commission on July 7, 2006 Registration No. 333-
333-108160
333-62828
333-58605
33-95050

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
AND
POST-EFFECTIVE AMENDMENT NO. 1
TO REGISTRATION STATEMENTS
No. 333-108160, No. 333-62828, No. 333-58605 and No. 33-95050
UNDER
THE SECURITIES ACT OF 1933

PetSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	94-3024325 (I.R.S. Employer Identification No.)

19601 North 27th Avenue, Phoenix, AZ 85027
(Address of principal executive offices)

2006 Equity Incentive Plan
(Full title of the plans)
Scott A. Crozier
Senior Vice President, General Counsel and Secretary
19601 North 27th Avenue
Phoenix, AZ 85027
(623) 580-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert J. Brigham, Esq.
Cooley Godward llp
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered (1)(2)	Price per Share (3)	Offering Price (3)(4)	Registration Fee
Common Stock, par value $0.0001 per share (together with associated preferred stock purchase rights)	20,242,880 shares	$5.63-$25.26	$288,775,042	$43,034.71	(1)(3)(5)
Registration Fee Offset(4)				$36,279.00

Total				$6,755.71

(1)	This registration statement is (1) a new registration statement; (2) a Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-8 (File No. 333-108160), as filed with the Securities and Exchange Commission on August 22, 2003 (the “August 2003 Registration Statement”); (3) a Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-8 (File No. 333-62828), as filed with the Securities and Exchange Commission on June 12, 2001 (the “June 2001 Registration Statement”); (4) a Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-8 (File No. 333-58605), as filed with the Securities and Exchange Commission on July 7, 1998 (the “July 1998 Registration Statement”); and (5) a Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-8 (File No. 33-95050), as filed with the Securities and Exchange Commission on July 27, 1995 (the “July 1995 Registration Statement”). Collectively the August 2003 Registration Statement, the June 2001 Registration Statement, the July 1998 Registration Statement and the July 1995 Registration Statement are the “Prior Registration Statements.” The shares being registered hereby include the shares previously registered for sale and not yet issued under: (1) the PetSmart, Inc. 2003 Equity Incentive Plan (formerly the 1995 Equity Incentive Plan) pursuant to the 2003 Registration Statement, the July 1998 Registration Statement and the July 1995 Registration Statement; and (2) the PetSmart, Inc. 1997 Equity Incentive Plan pursuant to the June 2001 Registration Statement. The number of shares issuable under the 2006 Equity Incentive Plan also includes the number of shares that would otherwise have reverted to the share reserve of the 2003 Equity Incentive Plan and 1997 Equity Incentive Plan, as applicable, as a result of, for example, expiration, termination or forfeiture of awards under such plans. As a result, the registration fees paid with respect to the Prior Registration Statements are being carried over to this registration statement in accordance with the principles set forth in Instruction E to Form S-8 (the “Instruction”) and Interpretation 89 under Section G, “Securities Act Forms” of the Manual of Publicly Available Telephone Interpretations of the Division of Corporations Finance and the Securities and Exchange Commission (as supplemented through September 2004) (the “Interpretation”).
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Registrant’s common stock that become issuable under the 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock. The preferred stock purchase rights, which are attached to the shares of the Registrant’s common stock being registered hereunder, will be issued for no additional consideration. Accordingly, no additional registration fee is required.
(3)	As described in the section entitled “Statement Pursuant to General Instruction E to Form S-8” below, the registration fee payable for 2,500,000 shares of the 20,242,880 shares being registered hereby under the 2006 Equity Incentive Plan is estimated pursuant to Rule 457(h) of the Securities Act of 1933. The price per share and aggregate offering price for such shares are based upon the average of the high and low prices of Registrant’s common stock on July 5, 2006 as reported on the Nasdaq National Market in accordance with Rule 457(c) of the Securities Act of 1933.
(4)	As described in the section entitled “Statement Pursuant to General Instruction E to Form S-8” below, the registration fee payable for 17,742,880 shares of the 20,242,880 being registered hereby under the 2006 Equity Incentive Plan was previously paid with the Prior Registration Statements. The calculation of the prior registration statement fees paid and being applied to this registration statement are as set forth below.

EXHIBITS
SIGNATURES
Ex-5.1
EX-15.1
Ex-23.1

							Maximum		Proposed
							Offering		Maximum	Amount of
					Number of		Price per		Aggregate	Registration
Date			Total Shares		Shares		Share Paid		Offering Price	Fee Paid for
Registration	Registration	Plan Under Which	Originally		Carried		On Shares		For Shares	Shares
Statement Filed	Statement	Shares Registered	Registered		Over		Carried Over		Carried Over	Carried Over

August 22, 2003	333-108160	PetSmart, Inc. 2003 Equity Incentive Plan	7,000,000		7,000,000		$19.625	(A)	$137,375,000	$11,114

June 12, 2001	333-62828	PetSmart, Inc. 1997 Equity Incentive Plan	4,451,756		4,451,756		$5.88	(A)	$26,176,325	$6,544

June 12, 2001	333-62828	PetSmart, Inc. 1997 Equity Incentive Plan	3,498,244		615,705		$5.63	(B)	$3,466,419	$867

July 7, 1998	333-58605	PetSmart, Inc. 1995 Equity Incentive Plan	5,000,000		5,000,000		$9.875	(A)	$49,375,000	$14,566

July 27, 1995	33-95050	PetSmart, Inc. 1995 Equity Incentive Plan	5,833,272	(C)	675,419	(C)	$13.6875	(A)(C)	$9,244,798	$3,188

Total			25,783,272		17,742,880				$225,637,542	$36,279
(A)	Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933 based upon the average of the high and low price of the Registrant’s common stock as reported on the Nasdaq National Market with respect to shares carried over from (1) the August 2003 Registration Statement on August 19, 2003, (2) the June 2001 Registration Statement on June 8, 2001, (3) the July 1998 Registration Statement on July 6, 1998, and (4) the July 1995 Registration Statement on July 20, 1995.

(B)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. The offering price per share and aggregate offering price are based on the weighted average exercise price of outstanding options.

(C)	The share and price numbers are adjusted to reflect the 2-for-1 forward split of the common stock effected on July 19, 1996.
(5)	The chart below details the calculation of the registration fee:

Securities	Number of Shares	Offering Price Per Share		Aggregate Offering Price	Amount of Registration Fee
Shares reserved for issuance under the 2006 Equity Incentive Plan	2,500,000	$25.26(3)		$63,137,500(3)	$6,755.71

Shares issuable pursuant to outstanding options and/or unvested restricted stock awards granted under the PetSmart, Inc. 2003 Equity Incentive Plan	7,850,339	(4	)(A)	(4)	(4)

Shares reserved for future issuance under the 2003 Equity Incentive Plan	4,825,080	(4	)(A)	(4)	(4)

Shares issuable pursuant outstanding options and/or unvested restricted stock awards granted under the PetSmart, Inc. 1997 Equity Incentive Plan	3,283,557	(4	)(B)(A)	(4)	(4)

Shares reserved for future issuance under the 1997 Equity Incentive Plan	1,783,904	(4	)(B)(A)	(4)	(4)

Total	20,242,880			$288,775,042	$43,034.71

Registration Fee Offset					$36,279.00

Amount of Registration Fee					$6,755.71

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
     PetSmart, Inc. has filed this registration statement to register under the Securities Act of 1933 the offer and sale of 20,242,880 shares of common stock, par value $0.0001 per share, issuable pursuant to our 2006 Equity Incentive Plan. The 2006 Equity Incentive Plan was approved and adopted at our 2006 Annual Meeting of Stockholders held on June 22, 2006 and supersedes and replaces our 2003 Equity Incentive Plan (formerly the 1995 Equity Incentive Plan) and 1997 Equity Incentive Plan, collectively the Prior Plans. The number of shares issuable under the 2006 Equity Incentive Plan is comprised of:
•	the shares remaining available for grant under the Prior Plans,

•	the shares subject to outstanding options granted under the Prior Plans; and

•	an additional 2,500,000 shares.
     Shares subject to options granted under the Prior Plans that are canceled will become available for future issuance under the 2006 Equity Incentive Plan, and are registered on this registration statement. PetSmart desires to carry over to this registration statement an aggregate of 17,742,880 shares registered pursuant to the Prior Registration Statements, as defined in Note 1 above, and for which a registration fee has previously been paid.
     Following the filing of this registration statement, the shares carried over from the Prior Registration Statements will no longer be available for new awards under the Prior Plans, which plans were terminated as to future grants on the date of the 2006 Annual Meeting of Stockholders.
     Consequently, in accordance with the Instruction and Interpretation, as defined in Note 1 above, (1) PetSmart is carrying over from the Prior Registration Statements and registering the offer and sale of 17,742,880 shares of common stock under the 2006 Equity Incentive Plan pursuant to this registration statement; (2) $36,279 of the total registration fee for the shares being registered under the 2006 Equity Incentive Plan pursuant to this registration statement is being carried over from the Prior Registration Statements; and (3) the Prior Registration Statements are being amended on a post-effective basis to reflect the transfer of an aggregate of 17,742,880 shares to this registration statement.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by PetSmart, Inc. with the Securities and Exchange Commission, or the SEC, are incorporated by reference into this registration statement:
     (a) PetSmart’s Annual Report on Form 10-K for the fiscal year ended January 29, 2006 filed with the SEC on April 10, 2006.
     (b) PetSmart’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2006 filed with the SEC on June 6, 2006.
     (c) PetSmart’s Current Reports on Form 8-K filed with the SEC on February 3, 2006, March 13, 2006, June 28, 2006 and July 3, 2006.
     (d) The description of PetSmart’s common stock which is contained in PetSmart’s registration statement on Form 8-A, filed with the SEC under Section 12 of the Securities Exchange Act of 1934 on June 4, 1993.
All reports and other documents subsequently filed by PetSmart pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
DESCRIPTION OF SECURITIES
     See Exhibit 3.3 of this registration statement.
INTERESTS OF NAMED EXPERTS AND COUNSEL
     Partners and associates of Cooley Godward LLP hold 3,966 shares of PetSmart common stock, and Cooley Godward LLP holds 7,200 shares of PetSmart common stock.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Under Section 145 of the Delaware General Corporation Law PetSmart has broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our Certificate of Incorporation requires us to indemnify our directors and executive officers, and permits us to indemnify our other officers, employees and other agents, to the extent permitted by Delaware law. Under the our Certificate of Incorporation, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law.
     We have entered into indemnity agreements with each of our directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.
EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.

EXHIBITS

Exhibit
Number	Description

3.1(1)	Restated Certificate of Incorporation of PetSmart.

3.2(2)	Certificate of Amendment of Restated Certificate of Incorporation of PetSmart.

3.3(3)	Form of Certificate of Designation of Series A Junior Participating Preferred Stock of PetSmart.

3.4(4)	Bylaws of PetSmart, as amended.

4.1	Reference is made to Exhibit Numbers 3.1 through 3.4.

4.2(5)	Form of Stock Certificate.

4.3(6)	Rights Agreement, dated as of August 4, 1997, between PetSmart and Norwest Bank Minnesota, N.A.

5.1*	Opinion of Cooley Godward llp.

15.1*	Awareness Letter of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement.

24.1*	Power of Attorney is contained on the signature pages.

99.1(7)	2006 Equity Incentive Plan.

99.2(8)	Form of Nonstatutory Stock Option Agreement for 2006 Equity Incentive Plan.

99.3(9)	Form of Restricted Stock Agreement for 2006 Equity Incentive Plan.

*	Filed herewith.

(1)	Incorporated by reference to Exhibit 3.3(i) to PetSmart’s Registration Statement on Form S-1 (File No. 33-63912), filed with the SEC on June 4, 1993, as amended.

(2)	Incorporated by reference to Exhibit 3.5 to PetSmart’s Quarterly Report on Form 10-Q (File No. 0-21888), filed with the SEC September 17, 2005.

(3)	Incorporated by reference to Exhibit 99.3 to PetSmart’s Current Report on Form 8-K (File No. 0-21888), filed with the SEC on August 21, 1997.

(4)	Incorporated by reference to Exhibit 3.4 to PetSmart’s Annual Report on Form 10-K for the fiscal year ended February 2, 2003 (File No. 0-21888), filed with the SEC on April 18, 2003.

(5)	Incorporated with the SEC by reference to Exhibit 4.4 to PetSmart’s Registration Statement on Form S-1 (File No. 33-63912), filed with the SEC on June 4, 1993, as amended.

(6)	Incorporated by reference to Exhibit 99.2 to PetSmart’s Current Report on Form 8-K (File No. 0-21888), filed with the SEC on August 21, 1997.

(7)	Incorporated by reference to Exhibit 10.1 to PetSmart’s Current Report on Form 8-K (File No. 0-21888), filed with the SEC on June 28, 2006.

(8)	Incorporated by reference to Exhibit 10.2 to PetSmart’s Current Report on Form 8-K (File No. 0-21888), filed with the SEC on June 28, 2006.

(9)	Incorporated by reference to Exhibit 10.3 to PetSmart’s Current Report on Form 8-K (File No. 0-21888), filed with the SEC on June 28, 2006.

UNDERTAKINGS
     1. The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on July 7, 2006.

PetSmart, Inc.
By:	/s/ Phillip L. Francis
Philip L. Francis
Chairman of the Board & Chief Executive Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Philip L. Francis and Timothy E. Kullman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip L. Francis	Chairman of the Board and Chief	July 7, 2006

Philip L. Francis	Executive Officer (Principal Executive Officer)

/s/ Timothy E. Kullman	Senior Vice President, Chief	July 7, 2006

Timothy E. Kullman	Financial Officer
(Principal Financial Officer)

/s/ Raymond L. Storck	Vice President, Finance, Chief	July 7, 2006

Raymond L. Storck	Accounting Officer, and Controller (Principal Accounting Officer)

/s/ Lawrence A. Del Santo	Director	July 7, 2006

Lawrence A. Del Santo

/s/ Rita V. Foley	Director	July 7, 2006

Rita V. Foley

/s/ Rakesh Gangwal	Director	July 7, 2006

Rakesh Gangwal

/s/ Joseph S. Hardin, Jr.	Director	July 7, 2006

Joseph S. Hardin, Jr.

/s/ Gregory P. Josefowicz	Director	July 7, 2006

Gregory P. Josefowicz

/s/ Amin I. Khalifa	Director	July 7, 2006

Amin I. Khalifa

/s/ Ronald Kirk	Director	July 7, 2006

Ronald Kirk

/s/ Richard K. Lochridge	Director	July 7, 2006

Richard K. Lochridge

/s/ Barbara A. Munder	Director	July 7, 2006

Barbara A. Munder

/s/ Thomas G. Stemberg	Director	July 7, 2006

Thomas G. Stemberg

Signature	Title	Date
/s/ Jeffery W. Yabuki	Director	July 7, 2006

Jeffery W. Yabuki

EXHIBITS

Exhibit
Number	Description
3.1(1)	Restated Certificate of Incorporation of PetSmart.

3.2(2)	Certificate of Amendment of Restated Certificate of Incorporation of PetSmart.

3.3(3)	Form of Certificate of Designation of Series A Junior Participating Preferred Stock of PetSmart.

3.4(4)	Bylaws of PetSmart, as amended.

4.1	Reference is made to Exhibit Numbers 3.1 through 3.4.

4.2(5)	Form of Stock Certificate.

4.3(6)	Rights Agreement, dated as of August 4, 1997, between PetSmart and Norwest Bank Minnesota, N.A.

5.1*	Opinion of Cooley Godward llp.

15.1*	Awareness Letter of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement.

24.1*	Power of Attorney is contained on the signature pages.

99.1(7)	2006 Equity Incentive Plan.

99.2(8)	Form of Nonstatutory Stock Option Agreement for 2006 Equity Incentive Plan.

99.3(9)	Form of Restricted Stock Agreement for 2006 Equity Incentive Plan.

*	Filed herewith.

(1)	Incorporated by reference to Exhibit 3.3(i) to PetSmart’s Registration Statement on Form S-1 (File No. 33-63912), filed with the SEC on June 4, 1993, as amended.

(2)	Incorporated by reference to Exhibit 3.5 to PetSmart’s Quarterly Report on Form 10-Q (File No. 0-21888), filed with the SEC September 17, 2005.

(3)	Incorporated by reference to Exhibit 99.3 to PetSmart’s Current Report on Form 8-K (File No. 0-21888), filed with the SEC on August 21, 1997.

(4)	Incorporated by reference to Exhibit 3.4 to PetSmart’s Annual Report on Form 10-K for the fiscal year ended February 2, 2003 (File No. 0-21888), filed with the SEC on April 18, 2003.

(5)	Incorporated with the SEC by reference to Exhibit 4.4 to PetSmart’s Registration Statement on Form S-1 (File No. 33-63912), filed with the SEC on June 4, 1993, as amended.

(6)	Incorporated by reference to Exhibit 99.2 to PetSmart’s Current Report on Form 8-K (File No. 0-21888), filed with the SEC on August 21, 1997.

(7)	Incorporated by reference to Exhibit 10.1 to PetSmart’s Current Report on Form 8-K (File No. 0-21888), filed with the SEC on June 28, 2006.

(8)	Incorporated by reference to Exhibit 10.2 to PetSmart’s Current Report on Form 8-K (File No. 0-21888), filed with the SEC on June 28, 2006.

(9)	Incorporated by reference to Exhibit 10.3 to PetSmart’s Current Report on Form 8-K (File No. 0-21888), filed with the SEC on June 28, 2006.